EXHIBIT 10.1
FOURTH AMENDMENT TO NOTE AND SECURITY AGREEMENT
THIS FOURTH AMENDMENT (THE “FOURTH AMENDMENT”) DATED AUGUST 10, 2011 TO THE NOTE AND SECURITY AGREEMENT (THE “AGREEMENT”) DATED AS OF SEPTEMBER 4, 2007 AMONG SAFESTICH MEDICAL, INC., SAFESTITCH, LLC (COLLECTIVELY THE “BORROWER”) AND THE UNDERSIGNED LENDERS (“LENDERS”), AS AMENDED.
RECITALS
WHEREAS, Borrower and Lenders (collectively, the “Parties”) are parties to the Agreement which became effective on September 4, 2007; and
WHEREAS, the Borrowers and Lenders previously amended the Agreement to extend the Maturity Date (as defined in the Agreement) from June 30, 2010 until June 30, 2011 and from June 30, 2011 until June 30, 2012, and
WHEREAS, the Borrowers and Lenders desire to again amend the Agreement to extend the Maturity Date from June 30, 2012 until June 30, 2013.
NOW THEREFORE, in consideration of the mutual covenants and promises contained in the Agreement and this Fourth Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lenders agree as follows:
AMENDMENT
1. Extension of Maturity Date. Section 3 of the Agreement is hereby amended and restated in its entirety as follows:
Payments of Obligations, including Principal and Interest. The principal amount of the Loan evidenced hereby, together with any accrued and unpaid interest, and any and all the Obligations, including unpaid costs, fees and expenses accrued, such as Lender’s Expenses, shall be due and payable in full on June 30, 2013 (the “Maturity Date”).
2. Governing Law. This Fourth Amendment shall be governed by the laws of the State of Florida without regard to its conflict of laws rules or principles.
3. Amendments. Except as expressly amended hereby, the Agreement shall remain unmodified and in full force and effect.
4. Entire Agreement. This Fourth Amendment and the Agreement and any schedules or exhibits attached to the Agreement constitute the entire agreement of the Parties with respect to the subject matter hereof and supersede all prior understandings and writings between the Parties relating thereto.
5. Interpretation. Any capitalized terms used in this Fourth Amendment but not otherwise defined shall have the meaning provided in the Agreement.

6. Counterparts. This Fourth Amendment may be executed manually, electronically in Adobe® PDF file format, or by facsimile by the Parties, in any number of counterparts, each of which shall be considered one and the same amendment and shall become effective when a counterpart hereof shall have been signed by each of the Parties and delivered to the other Party.
IN WITNESS WHEREOF, the Parties hereto have caused this Fourth Amendment to be executed in their names as of the date first written above.

SAFESTITCH MEDICAL, INC.
By:	/s/ James J. Martin
	Name:	James J. Martin
	Title:	Chief Financial Officer

SAFESTITCH LLC
By:	/s/ James J. Martin
	Name:	James J. Martin
	Title:	Chief Financial Officer
THE FROST GROUP, LLC

By:	/s/ Jane Hsiao Name: Jane Hsiao
Title: Member
JEFFREY G. SPRAGENS

By:	/s. Jeffrey G. Spragens Name: Jeffrey G. Spragens